UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported)        December 18, 2006

j2 Global Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	51-0371142 (IRS Employer Identification No.)

6922 Hollywood Blvd.
Suite 500
Los Angeles, California  90028
(Address of principal executive offices)

(323) 860-9200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 and Item 8.01	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers and Other Events

As previously disclosed, a special committee of the Company’s Board of Directors has concluded its investigation into the option grant process followed by the Company since its IPO in 1999. As a result of that investigation, the special committee has determined that certain options may have been granted using incorrect measurement dates but that no willful backdating took place. For some of these options the closing price of the Company’s common stock at the end of regular trading on the NASDAQ Stock Market on the grant date used by the Company was lower than the closing price on the correct grant date for tax purposes . As a result, holders of such options or any portions thereof that were not vested as of December 31, 2004 and not exercised in 2005 (“Subject Options”) may be subject to a penalty tax under Internal Revenue Code Section 409A. This penalty tax will not apply, however, to any Subject Options held by any director or reporting officer that are amended before December 31, 2006 to correct the exercise price to the closing price of the Company’s common stock on the correct tax grant date.

On December 18, 2006, the Company’s Board of Directors addressed the potential adverse income tax effects associated with certain of the Subject Options by taking the following steps:

With respect to any currently unexercised Subject Options held by directors and reporting officers, the Company is offering to amend such Subject Options to correct the exercise price to match the closing price of the Company’s common stock on the correct tax grant date. In addition, in January 2007 the Company will make a cash payment to each participating director and reporting officer with respect to the currently vested portion of each such Subject Option equal to the difference between the initial exercise price and the revised exercise price multiplied by the number of shares underlying the vested portion of such Subject Option. If the following reporting officers elect to have their Subject Options amended, the compensating payment to each in 2007 would be as follows: for Nehemia Zucker, Co-President and Chief Operating Officer, $57,161.16; R. Scott Turicchi, Co-President and Chief Financial Officer, $195,110.00; Jeffrey D. Adelman, Vice President and General Counsel, $5,670.00; and Greggory Kalvin, Chief Accounting Officer, $6,401.25. In addition, further compensating payments may be made in the future to such reporting officers as the Subject Options continue to vest as follows: R. Scott Turicchi, Co-President and Chief Financial Officer, $92,337.50; and Greggory Kalvin, Chief Accounting Officer, $31,125.00.

With respect to Subject Options that were exercised during 2006, the holders may be subject to a penalty tax under Internal Revenue Code Section 409A. The Company anticipates resolving the matter directly with the Internal Revenue Service on behalf of all such holders, including making any payments that are required. The Company anticipates following a similar approach to resolving with the Internal Revenue Service certain other additional tax amounts that may be required to be paid with respect to Subject Options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global Communications, Inc. (Registrant)

Date: December 22, 2006	By:	/s/ R. Scott Turicchi
R. Scott Turicchi Co-President and Chief Financial Officer